EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since those reported in Amendment No. 1 to the Schedule 13D dated August 20, 2008.  Such transactions involved the purchase of shares on the Nasdaq National Market System.

Date	Type	Price	Shares
8/22/08	Purchase	$7.25	100
8/22/08	Purchase	7.40	3400
8/22/08	Purchase	7.45	1000
8/25/08	Purchase	7.30	100
8/25/08	Purchase	7.35	100
8/25/08	Purchase	7.40	300
8/26/08	Purchase	7.42	201
8/26/08	Purchase	7.45	1200
8/26/08	Purchase	7.50	1000
8/27/08	Purchase	7.44	500
8/27/08	Purchase	7.50	1600
8/28/08	Purchase	7.50	1132
9/3/08	Purchase	7.45	1500
9/3/08	Purchase	7.46	600
9/3/08	Purchase	7.47	200
9/3/08	Purchase	7.48	200
9/3/08	Purchase	7.50	1000
9/4/08	Purchase	7.40	1100
9/4/08	Purchase	7.44	500
9/5/08	Purchase	7.30	44200
9/5/08	Purchase	7.32	2500
9/5/08	Purchase	7.35	2500
9/8/08	Purchase	7.41	300
9/8/08	Purchase	7.42	100
9/8/08	Purchase	7.43	200
9/8/08	Purchase	7.45	100
9/8/08	Purchase	7.47	100
9/8/08	Purchase	7.49	1100
9/8/08	Purchase	7.50	12800